FOR IMMEDIATE RELEASE	CONTACTS:	Lauren K. Morgensen
(415) 384-3558
Redwood Trust, Inc.
Monday, November 5, 2007		Martin S. Hughes
(415) 389-7373

REDWOOD TRUST DECLARES A FOURTH QUARTER
REGULAR DIVIDEND AND A SPECIAL DIVIDEND

MILL VALLEY, CA - November 5, 2007 - Redwood Trust, Inc. (NYSE:RWT) today announced the declaration of a regular quarterly dividend and a special dividend.

Redwood’s Board of Directors authorized the payment of a fourth quarter regular cash dividend of $0.75 per share, payable on January 22, 2008 to stockholders of record at the close of business on December 31, 2007.

Redwood’s Board of Directors also authorized payment of a special cash dividend of $2.00 per share, payable on December 7, 2007 to stockholders of record on November 26, 2007.

“Our primary financial goal is to deliver the highest sum of dividends per share over time,” said George Bull, Redwood’s Chairman and CEO. “With the payment of these dividends, we will have paid over $945 million to shareholders since the inception of the Company in 1994. The Board has indicated it intends to maintain Redwood’s regular dividend rate of $0.75 per share per quarter during 2008.”

As in prior years, to support the maintenance of the regular quarterly dividend in 2008, Redwood intends to defer the distribution of a portion of REIT taxable income earned in 2007 until 2008. Based on the number of currently outstanding shares, Redwood expects the amount of the deferred 2007 taxable income to exceed three quarters of dividends at its anticipated 2008 regular dividend rate. Furthermore, Redwood intends to retain approximately 10% of the ordinary REIT taxable income it earns during 2007, and intends to retain the income earned at taxable subsidiaries. Retaining earnings helps Redwood to build book value per share, which should help support long-term growth in earnings and dividends per share. Redwood expects all of its 2007 dividends to be taxable as ordinary income. Redwood will distribute information on the tax composition of its 2007 dividends prior to January 31, 2008.

Redwood Trust, Inc. invests in and manages residential and commercial real estate assets. For tax purposes, we are structured as a real estate investment trust (REIT).

For more information about Redwood Trust, Inc., please visit our website (www.redwoodtrust.com).

CAUTIONARY STATEMENT: This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2006 under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are described below and may be described from time to time in reports we file with the Securities and Exchange Commission (SEC), including reports on Forms 10-K, 10-Q, and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Important factors, among others, that may affect our actual results include: changes in interest rates; changes in prepayment rates; general economic conditions, particularly as they affect the price of earning assets and the credit status of borrowers; the availability of high quality assets for purchase at attractive prices; declines in home prices; increases in mortgage payment delinquencies; changes in the level of liquidity in the capital markets which may adversely affect our ability to finance our real estate asset portfolio; changes in liquidity in the market for real estate securities, the re-pricing of credit risk in the capital markets, rating agency downgrades of securities and increases in the supply of real estate securities available for sale, each of which may adversely affect the values of securities we own; the extent of changes in the values of securities we own and the impact of adjustments reflecting those changes on our income statement and balance sheet, including our stockholders’ equity; our ability to maintain the positive stockholders’ equity necessary to enable us to pay the dividends required to maintain our status as a real estate investment trust for tax purposes; and other factors not presently identified. This press release may contain statistics and other data that in some cases have been obtained from or compiled from information made available by servicers and other third-party service providers.

FOR IMMEDIATE RELEASE	CONTACTS:	Lauren K. Morgensen
Redwood Trust, Inc.		(415) 380-3455
Monday, November 5, 2007
Martin S. Hughes
(415) 389-7373

REDWOOD TRUST REPORTS THIRD QUARTER 2007 RESULTS

MILL VALLEY, CA - November 5, 2007 - Redwood Trust, Inc. (NYSE: RWT) today reported a GAAP net loss for the third quarter of 2007 of $61 million ($2.18 per share), significantly below net income of $0.41 per share for the second quarter of 2007 and $1.22 per share for the third quarter of 2006.

Taxable income for the third quarter was $49 million ($1.74 per share). Taxable income for the second quarter of 2007 was $46 million ($1.63 per share) and was $46 million ($1.76 per share) for the third quarter of 2006.

“To us, the best way to characterize Redwood’s economic progress in the third quarter is to call it mixed,” said Doug Hansen, Redwood’s President. “On the one hand, our strategy of structuring our balance sheet in a way that minimizes liquidity risk paid off, and our prospects in the midst of the mortgage market turmoil are excellent and continue to improve. Net interest income is strong, operating expenses are down, and taxable income results are excellent. On the other hand, the amount of our assets for which we have heightened credit concerns has, while remaining relatively limited, grown during the quarter.”

Given the turmoil in the capital markets during the quarter, Redwood limited its acquisition activity, focusing its efforts on further strengthening its liquidity position and freeing up capital for deployment into higher yielding assets.

Redwood’s strong net liquidity position of $290 million at the beginning of the third quarter increased to $322 million at the end of the quarter. (See attached table for calculations of net liquidity position.) Redwood’s excess capital position also increased during the quarter from $158 million at June 30, 2007 to $298 million at September 30, 2007. Redwood derives its excess capital by calculating the cash available for investment if it fully leverages its loans and securities in accordance with its internal risk-adjusted capital policies, and deducts its estimate of cash necessary to fund operations and working capital, and to provide for any liquidity risks. Redwood includes its $150 million long-term subordinated notes as part of its capital base calculations.

Redwood has been cautioning for some time that mark-to-market accounting could cause volatility in its reported GAAP earnings and book value. In the third quarter, mark-to-market adjustments for real estate securities, net of hedges, resulted in an accounting write-down of $757 million for the quarter. Of this amount, $103 million ($3.69 per share) reduced earnings and $654 million ($24.46 per share) was recorded as a reduction of stockholders’ equity.

The real economic impact on Redwood of diminished market values is significantly less severe than the financial reporting impact reflected in its GAAP financial statements. The primary reason for the divergence between economics and GAAP is the GAAP accounting treatment required for Redwood’s investments in the consolidated Acacia CDO entities, which requires Redwood to mark-to-market the assets owned by the Acacia entities, but does not permit Redwood to mark-to-market paired Acacia CDO liabilities.

GAAP mark-to-market adjustments for assets owned by Acacia entities totaled negative $641 million, out of a Redwood total of $757 million of mark-to-market adjustments in the third quarter. Of these Acacia adjustments, $85 million ($3.05 per share) was recorded as a reduction in income and $556 million ($19.87 per share) was reflected as a reduction of stockholders’ equity.

One example of the divergence between GAAP accounting and economic results in this quarter is highlighted by the fact that Redwood’s investments in securities issued by Acacia CDO entities, in which Redwood has made a net cash investment of $113 million, are carried in the GAAP consolidated statement of stockholders’ equity as having $580 million of negative book value at September 30, 2007. (See attached reconciliation to our GAAP consolidated balance sheet at September 30, 2007.) However, economically these investments cannot be worth less than zero, because in the worst case, Redwood cannot lose more than the amount it invested. The debt of Acacia is not an obligation of Redwood and Redwood has not provided Acacia with any guarantees. Nonetheless, GAAP requires Redwood to prepare its financials in a manner that could cause readers to conclude that negative mark-to-market adjustments caused Redwood to incur a current mark-to-market loss greater than its investment. Therefore, assuming that Redwood’s investment in Acacia is worthless, Redwood believes its reported GAAP book value of $149 million ($5.32 per share) at September 30, 2007 is understated by $580 million ($20.72 per share).

Redwood believes that its investments in Acacia have positive economic value. Using estimates of future cash flows from its Acacia investments, adjusted for projected losses, Redwood calculates the net present value of the projected cash flows to be $55 million ($1.97 per share) using a 45% discount rate and $145 million ($5.18 per share) using a 14% discount rate. Because there is very little trading visibility for CDO assets and equity such as Redwood’s Acacia investments, it is difficult to determine with any reasonable precision the current fair market value of the Acacia investments, but Redwood estimates its current market value to be closer to $55 million than $145 million.

If Redwood carried its investments in Acacia at $55 million instead of the negative $580 million reported under GAAP, Redwood’ adjusted book value at September 30, 2007 would have been $784 million or $28.01 per share. (See the reconciliation to GAAP attached.)

Redwood believes that $28.01 represents a good overall per share estimate of the quarter-end fair market value of all its financial assets, less the fair market value of all its liabilities.

Additional Information
Additional information on Redwood’s GAAP results is available in its Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2007 which was filed today with the Securities and Exchange Commission.  Today Redwood also released its “Redwood Review,” covering the third quarter of 2007.  The Redwood Review contains a discussion of third quarter activity, taxable income and other non-GAAP performance measures, and a review of Redwood’s business and outlook.  The company’s 10-Q and the Redwood Review are available on its website: www.redwoodtrust.com.

CAUTIONARY STATEMENT: This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2006 under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are described below and may be described from time to time in reports we file with the Securities and Exchange Commission (SEC), including reports on Forms 10-K, 10-Q, and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Important factors, among others, that may affect our actual results include: changes in interest rates; changes in prepayment rates; general economic conditions, particularly as they affect the price of earning assets and the credit status of borrowers; the availability of high quality assets for purchase at attractive prices; declines in home prices; increases in mortgage payment delinquencies; changes in the level of liquidity in the capital markets which may adversely affect our ability to finance our real estate asset portfolio; changes in liquidity in the market for real estate securities, the re-pricing of credit risk in the capital markets, rating agency downgrades of securities and increases in the supply of real estate securities available for sale, each of which may adversely affect the values of securities we own; the extent of changes in the values of securities we own and the impact of adjustments reflecting those changes on our income statement and balance sheet, including our stockholders’ equity; our ability to maintain the positive stockholders’ equity necessary to enable us to pay the dividends required to maintain our status as a real estate investment trust for tax purposes; and other factors not presently identified. This press release may contain statistics and other data that in some cases have been obtained from or compiled from information made available by servicers and other third-party service providers.

REDWOOD TRUST, INC.
(All Dollars In Millions, Except Per Share Data)
	Third	Second	First	Fourth	Third
	Quarter	Quarter	Quarter	Quarter	Quarter
CONSOLIDATED INCOME STATEMENT	2007	2007	2007	2006	2006

Interest income	$219	$220	$215	$218	$224
Interest expense	(165)	(166)	(168)	(173)	(175)
Net interest income	54	54	47	45	49

Operating expenses	(12)	(13)	(16)	(14)	(13)
Severance expense	-	-	(2)	-	-
Gains on sale and calls, net	2	3	1	7	5
Valuation adjustments	(103)	(30)	(10)	(1)	(5)
Provision for income taxes	(2)	(3)	(2)	(1)	(4)
GAAP earnings	($61)	$11	$18	$36	$32

Less: severance expense (1)	-	-	2	-	-
Less: gains on sales and calls, net	(2)	(3)	(1)	(7)	(5)
Less: valuation adjustments	103	30	10	1	5
Core earnings (2)	$40	$38	$30	$30	$32

Average diluted shares (thousands)	27,892	28,165	27,684	27,122	26,625

GAAP earnings per share (diluted)	$(2.18)	$0.41	$0.66	$1.32	$1.22

Core earnings per share (diluted) (2)	$1.43	$1.35	$1.08	$1.12	$1.20

Regular dividends per share	$0.75	$0.75	$0.75	$0.70	$0.70
Special dividends per share	-	-	-	3.00	-
Total dividends per share	$0.75	$0.75	$0.75	$3.70	$0.70

(1)	Cost associated with re-alignment of senior management in our commercial operations.

(2)
Core earnings are not a measure of earnings in accordance with GAAP.  We attempt to strip some of the elements out of GAAP earnings that are temporary, one-time, or non-economic in nature or that relate to the past rather than the future, so that the underlying on-going “core” trend of earnings is clearer, at least in certain respects.  We exclude gains (and losses) on sales and calls.  We sell assets from time to time as part of our on-going portfolio management activities.  These occasional sales can produce material gains and losses that could obscure the underlying trend of our long-term portfolio earnings, so we exclude them from core earnings.  Similarly, we exclude gains from calls of securities, as these are essentially sales of assets that produce a highly variable stream of income that may obscure some underlying income generation trends. GAAP earnings also include valuation adjustments for certain of our assets and interest rate agreements.  These are unrealized fair market value fluctuations - we exclude them from core earnings. Management believes that core earnings provide relevant and useful information regarding results from operations in addition to GAAP measures of performance.  This is, in part, because market valuation adjustments on only a portion of the company’s assets and none of its liabilities are recognized through the income statement under GAAP and thus GAAP valuation adjustments may not be fully indicative of changes in fair market values on the balance sheet as a whole or a reliable guide to current operating performance.  Furthermore, gains or losses realized upon sales of assets vary based on portfolio management decisions; a sale of an asset for a gain or a loss may or may not affect on going earnings from operations.  Because all companies and analysts do not calculate non-GAAP measures such as core earnings in the same fashion, core earnings as calculated by the company may not be comparable to similarly titled measures reported by other companies. Core earnings may not foot from GAAP earnings due to rounding to millions of dollars.

(All Dollars In Millions, Except Per Share Data)

CONSOLIDATED INCOME STATEMENT
	Nine Months 2007	Nine Months 2006
Interest income	$654	$668
Interest expense	(499)	(529)
Net interest income	$155	$139

Operating expenses	($40)	($42)
Severance expense	(2)	─
Gains on sale and calls, net	6	16
Valuation adjustments	(143)	(11)
Provision for income taxes	(7)	(10)
GAAP earnings	($31)	$92

Less: severance expense (1)	2	─
Less: gains on sales and calls, net	(6)	(16)
Less: valuation adjustments	143	6
Core earnings (2)	$108	$87

Average diluted shares (thousands)	27,388	26,132

GAAP earnings per share (diluted)	$(1.14)	$3.51

Core earnings per share (diluted) (2)	$3.94	$3.34

Regular dividends per share	$2.25	$2.10
Special dividends per share	─	─
Total dividends per share	$2.25	$2.10

(1)	Cost associated with re-alignment of senior management in our commercial operations.

(2)
Core earnings are not a measure of earnings in accordance with GAAP.  We attempt to strip some of the elements out of GAAP earnings that are temporary, one-time, or non-economic in nature or that relate to the past rather than the future, so that the underlying on-going “core” trend of earnings is clearer, at least in certain respects.  We exclude gains (and losses) on sales and calls.  We sell assets from time to time as part of our on-going portfolio management activities.  These occasional sales can produce material gains and losses that could obscure the underlying trend of our long-term portfolio earnings, so we exclude them from core earnings.  Similarly, we exclude gains from calls of securities, as these are essentially sales of assets that produce a highly variable stream of income that may obscure some underlying income generation trends. GAAP earnings also include valuation adjustments for certain of our assets and interest rate agreements.  These are unrealized fair market value fluctuations - we exclude them from core earnings. Management believes that core earnings provide relevant and useful information regarding results from operations in addition to GAAP measures of performance.  This is, in part, because market valuation adjustments on only a portion of the company’s assets and none of its liabilities are recognized through the income statement under GAAP and thus GAAP valuation adjustments may not be fully indicative of changes in fair market values on the balance sheet as a whole or a reliable guide to current operating performance.  Furthermore, gains or losses realized upon sales of assets vary based on portfolio management decisions; a sale of an asset for a gain or a loss may or may not affect on going earnings from operations.  Because all companies and analysts do not calculate non-GAAP measures such as core earnings in the same fashion, core earnings as calculated by the company may not be comparable to similarly titled measures reported by other companies. Core earnings may not foot from GAAP earnings due to rounding to millions of dollars.

REDWOOD TRUST, INC.
(All dollars in millions, except share data)

	30-Sep	30-Jun	31-Mar	31-Dec	30-Sep
CONSOLIDATED BALANCE SHEET	2007	2007	2007	2006	2006

Real estate loans	$7,656	$8,377	$8,706	$9,352	$9,875
Real estate securities	2,926	3,726	3,601	3,233	2,912
Other real estate investments	25	34	50	-	-
Non-real estate investments	80	80	-	-	-
Cash and cash equivalents	310	83	92	168	113
Other assets	286	381	498	277	300
Total consolidated assets	$11,283	$12,681	$12,947	$13,030	$13,200

Redwood Trust debt	$39	$849	$1,880	$1,856	$510
Consolidated asset-back securities issued	10,803	10,675	9,947	9,979	11,554
Other liabilities	142	131	96	92	93
Subordinated notes	150	150	100	100	-
Equity	149	876	924	1,003	1,043
Total liabilities and equity	$11,283	$12,681	$12,947	$13,030	$13,200

Shares outstanding at period end (thousands)	27,986	27,816	27,129	26,733	26,053
GAAP equity (GAAP book value) per share	$5.32	$31.49	$34.06	$37.51	$40.02

Pro Forma Consolidating Balance Sheet

(In Millions)

	Redwood
	Excluding		Intercompany	Redwood
(Unaudited)	Acacia	Acacia	Adjustments	Consolidated
Real estate loans	$7,630	$26	$-	$7,656
Real estate & other securities	429	2,715	(113)	3,031
Cash and cash equivalents	310	-	-	310
Total earning assets	8,369	2,741	(113)	10,997
Restricted cash	14	123	-	137
Other assets	95	54	-	149
Total Assets	$8,478	$2,918	$(113)	$11,283
Redwood debt	$39	$-	$-	$39
Asset-backed securities issued	7,500	3,416	(113)	10,803
Subordinated notes	150	-	-	150
Other liabilities	60	82	-	142
Total Liabilities	7,749	3,498	(113)	11,134
Total Stockholders’ Equity	729	(580)	-	149
Total Liabilities and Stockholders’ Equity	$8,478	$2,918	$(113)	$11,283

The purpose of this pro forma presentation is to show the consolidating components to our balance sheet and to highlight the negative impact that Acacia has on our consolidated stockholders’ equity at quarter end. The Redwood excluding Acacia column reflects Redwood without any investment in Acacia entities. While the components reconcile to our consolidated GAAP balance sheet, this is a non-GAAP presentation. In a GAAP presentation, the Redwood excluding Acacia balance sheet shown above, would have reflected an investment in Acacia and reflected the negative equity of Acacia.

Pro Forma Consolidating Income Statements

	Three Months Ended September 30, 2007

September 30, 2007	Redwood
(In Millions)	Excluding		Redwood
(Unaudited)	Acacia	Acacia	Consolidated
Net Interest Income	$42	$12	$54
Operating expenses	(12)	-	(12)
Realized gains on sales and calls, net	2	-	2
Market valuation adjustments, net	(18)	(85)	(103)
Net income (loss) before provision for income taxes	14	(73)	(59)
Provision for income taxes	(2)	-	(2)
Net Income (Loss)	$12	$(73)	$(61)

	Nine Months Ended September 30, 2007

	Redwood
	Excluding		Redwood
	Acacia	Acacia	Consolidated
Net Interest Income	$120	$34	$154
Operating expenses	(42)	-	(42)
Realized gains on sales and calls, net	6	-	6
Market valuation adjustments, net	(44)	(98)	(142)
Net income (loss) before provision for income taxes	40	(64)	(24)
Provision for income taxes	(7)	-	(7)
Net Income (Loss)	$33	$(64)	$(31)

The purpose of this pro forma presentation is to show the consolidating components to our income statement and to highlight the negative impact that Acacia had on our consolidated net loss for the three and nine months ended September 30, 2007. While the components reconcile to our consolidated GAAP income statement, this is a non-GAAP presentation. In a GAAP presentation, the Redwood excluding Acacia income statement shown above would have reflected the loss from Acacia.

Liquidity Position

(In Millions)
(Unaudited)	September 30, 2007	June 30, 2007
Unrestricted cash	$310	$83
Unsecuritized residential loans	6	888
AAA-rated residential securities	45	168
Liquid assets	361	1,139
Repo and CP borrowings	(39)	(849)
Net liquidity position	$322	$290

Calculation of Adjusted Book Value

(In Millions)	September 30, 2007		Per Share
Reported GAAP stockholders' equity	$149		$5.32
Plus: Negative equity in Acacia entities	580	(1)	20.72
Plus: Fair value of investments in Acacia entities at low-end of range	55	(2)	1.97
Total adjusted book value	$784		$28.01

(1)	See pro forma consolidating balance sheet.

(2)
Using estimates of future cash flows from its Acacia investments, adjusted for projected losses, Redwood calculates the net present value of the projected cash flows to be $55 million ($1.97 per share) using a 45% discount rate and $145 million ($5.18 per share) using a 14% discount rate. Because there is very little trading visibility for CDO assets and equity such as Redwood’s Acacia investments, it is difficult to determine with any reasonable precision the current fair market value of the Acacia investments, but Redwood estimates the value to be closer to $55 million than $145 million. In the above calculation we are using the low-end of the range.

FOR IMMEDIATE RELEASE	CONTACTS:	Lauren K. Morgensen
(415) 384-3558
Redwood Trust, Inc.
Monday, November 5, 2007		Martin S. Hughes
(415) 389-7373

REDWOOD TRUST ANNOUNCES NEW STOCK BUYBACK PROGRAM

MILL VALLEY, CA - November 5, 2007 - Redwood Trust, Inc. (NYSE:RWT) announced today that its Board of Directors has authorized Redwood’s purchase of up to 5,000,000 shares of its common stock. The Board authorization replaces a previous Board authorization under which Redwood purchased 7,455,000 shares of its common stock from September 1997 to November 1999.

“We are pleased with our Board’s commitment to this new stock purchase program. We are confident in the value of our assets and in our long-term ability to build shareholder value,” said Marty Hughes, Redwood’s Chief Financial Officer. “If we believe Redwood’s shares are trading at attractive levels relative to other uses of excess capital, we will not hesitate to invest in our own shares.”

Redwood Trust, Inc. invests in and manages residential and commercial real estate assets. For tax purposes, we are structured as a real estate investment trust (REIT).

For more information about Redwood Trust, Inc., please visit our website (www.redwoodtrust.com).

CAUTIONARY STATEMENT: This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2006 under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are described below and may be described from time to time in reports we file with the Securities and Exchange Commission (SEC), including reports on Forms 10-K, 10-Q, and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Important factors, among others, that may affect our actual results include: changes in interest rates; changes in prepayment rates; general economic conditions, particularly as they affect the price of earning assets and the credit status of borrowers; the availability of high quality assets for purchase at attractive prices; declines in home prices; increases in mortgage payment delinquencies; changes in the level of liquidity in the capital markets which may adversely affect our ability to finance our real estate asset portfolio; changes in liquidity in the market for real estate securities, the re-pricing of credit risk in the capital markets, rating agency downgrades of securities and increases in the supply of real estate securities available for sale, each of which may adversely affect the values of securities we own; the extent of changes in the values of securities we own and the impact of adjustments reflecting those changes on our income statement and balance sheet, including our stockholders’ equity; our ability to maintain the positive stockholders’ equity necessary to enable us to pay the dividends required to maintain our status as a real estate investment trust for tax purposes; and other factors not presently identified. This press release may contain statistics and other data that in some cases have been obtained from or compiled from information made available by servicers and other third-party service providers.